SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

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                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) October 19, 1995

                      CONCORD CAMERA CORP.

   (Exact name of the registrant as specified in its charter)



   New Jersey                                       13-31152196
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)


                             0-17038
                    (Commission File Number)



35 Mileed Way, Avenel, New Jersey                         07001
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (908) 499-8280

Item 5.   OTHER EVENTS

Litigation: A patent infringement action involving the Company's single-use cameras filed in the United States District Court for the Southern District of New York has been brought against the Company by Fuji Photo Film Co., Ltd.
The Company denies infringing any Fuji patents and is preparing a counter-claim against Fuji seeking a declaration that the patents are invalid, unenforceable and not infringed by the Company.




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 06, 1995        CONCORD CAMERA CORP.
                         (Registrant)

                         By:/s/ Harlan I. Press

                         Name: Harlan I. Press

                         Title: Chief Accounting Officer